UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

_____________________

FORM 8-K

_____________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 29, 2026 (January 29, 2026)

IMA Tech
(Exact name of registrant as specified in its charter)

333-268561	98-1626237
(Commission File Number)	(IRS Employer Identification Number)

Room 302, Building 24, Lane 977, Jufeng Road, Pudong New Area, Shanghai City (East Area of Huagao Er Village), 200120	China
(Address of Principal Executive Offices)	(State or other jurisdiction of incorporation or organization)

+86 18621500863

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 29, 2026, IMA Tech, a Wyoming corporation (the “Company”), entered into a Letter of Intent (the “Letter of Intent”) to acquire Shenzhen Jingbao Supply Chain Technology Co., Ltd. (“Shenzhen Jingbao”), a company owned by the Company’s Sole Officer and Director, Wang Hui. The Letter of Intent contemplates that the Company would issue a combination of common stock and Series A Preferred Stock (see Item 5.07 Submission of Matters to a Vote of Security Holders below) in the acquisition. The definitive agreement is expected to be completed by approximately February 15, 2026, following the completion of certain administrative actions required by applicable Chinese law, with a closing to occur shortly thereafter.

With over two decades of expertise in international logistics, Shenzhen Jingbao is headquartered in Shenzhen, China, and operates branches across Guangzhou, Shenzhen, Quanzhou, Xiamen, Yiwu, and Qingdao. Originally specializing in containerized maritime, land, and air freight, Shenzhen Jingbao has cultivated a pragmatic, diligent, and efficient service philosophy. Leveraging its professional expertise and resource advantages, it has developed an in-house ecommerce logistics system to target the rapidly expanding e-commerce sector in Southeast Asia. Shenzhen Jingbao is committed to becoming the most robust supply chain logistics provider in the region, building an integrated and comprehensive logistics information system and management model. It aims to create a professional logistics service enterprise that seamlessly integrates commercial, logistics, information, and capital flows.

The foregoing description of the Letter of Intent is qualified in its entirety by the full text of the Letter of Intent, which is filed as Exhibits 10.1, respectively, to, and incorporated by reference in, this Current Report.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On January 20, 2026, Wang Hui, the holder of the majority voting power of the Company, approved the adoption and filing of an Amended and Restated Articles of Incorporation (the “Amended and Restated Articles”) with the State of Wyoming, which Amended and Restated Articles are to be filed not before March 17, 2026 (following the dissemination of the Company’s Schedule 14C Information Statement (the “Schedule 14C”).

The form of Amended and Restated Articles included in the Schedule 14C as Exhibit A thereto is incorporated by reference in this Current Report.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit Number	Description
10.1	Letter of Intent between the Company and Wang Hui
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMA TECH

Date: January 29, 2026	By:	/s/ Wang Hui
Wang Hui
Chief Executive Officer